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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER

                            -----------------------

                     THE SECURITIES ACT OF 1933, AS AMENDED

                         REALITY WIRELESS NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                                              88-0422026
-------------------------------                        -------------------------
(State or other jurisdiction of                        (I.R.S. Employer ID. No.)
incorporation or organization)

                          120 W. Campbell Ave., Suite E
                           Campbell, California 95008
                                 (408) 379-3822
                    (Address of Principal Executive Offices)

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    AMENDMENT NO. 2 TO CONSULTING SERVICES AGREEMENT BETWEEN KEVIN EVANS AND
                        REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

             CONSULTING SERVICES AGREEMENT BETWEEN DARLA SAPONE AND
                        REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

            CONSULTING SERVICES AGREEMENT BETWEEN I-ELEMENT, INC. AND
                        REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

              CONSULTING SERVICES AGREEMENT BETWEEN JEFF WILSON AND
                        REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

             CONSULTING SERVICES AGREEMENT BETWEEN BURTON GOLDI AND
                        REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

      CONSULTING SERVICES AGREEMENT BETWEEN ASSOCIATES CONSULTING, INC. AND
                        REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

        ENGAGEMENT AGREEMENT BETWEEN REALITY WIRELESS NETWORKS, INC., AND
                            THE OTTO LAW GROUP, PLLC
                              (Full Title of Plan)

                  EMPLOYMENT AGREEMENT BETWEEN MOSHE VIDAL AND
                        REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

                 EMPLOYMENT AGREEMENT BETWEEN VICTOR ROMERO AND
                        REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

                               David M. Otto, Esq.
                            The Otto Law Group, PLLC
                          900 Fourth Avenue, Suite 3140
                            Seattle, Washington 98164
                                 (206) 262-9545
      (Name, Address and Telephone Number of Agent for Service of Process)

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If any of the Securities being registered on this Form S-8 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                Proposed Maximum           Proposed Maximum
Title of Securities to   Amount to be           Offering Price Per         Aggregate Offering         Amount
be Registered            Registered(1)          Share(2)                   Price(2)                   of Fee(2)
--------------------------------------------------------------------------------------------------------------------
Common Stock,            42,713,000             $0.025                     $1,067,825                  $135.29
$0.001 par value
--------------------------------------------------------------------------------------------------------------------

(1) The engagement agreement (the "Engagement Agreement") between The Otto Law Group, PLLC ("OLG") and Reality Wireless Networks, Inc., a Nevada corporation (the "Company" or the "Registrant"), provides for legal services to be rendered by OLG to the Company on a periodic basis. The Company has chosen to compensate OLG for legal services rendered, in part, by issuing 4,000,000 shares of the Company's common stock to David Otto on this Form S-8 registration statement. The general nature and purpose of the Engagement Agreement is to provide for legal services for the Company and, at the same time, compensate David Otto for said legal services. The Engagement Agreement does not provide for a specific term, but remains in effect until terminated by either party. The Engagement Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(1) The consulting services agreements, and the amendments thereto (collectively, the "Consulting Agreements") between the Company and (i) Kevin Evans ("Evans") provides for 750,000 shares of common stock of the Company to be issued to Evans, (ii) Darla Sapone ("Sapone") provides for 13,000,000 shares of common stock of the Company to be issued to Sapone, (iii) Jeff Wilson ("Wilson") provides for 276,000 shares of common stock of the Company to be issued to Wilson, (iv) I-Element, Inc. ("I-E") provides for 12,000,000 shares of common stock of the Company to be issued to Ivan Zweig, (v) Burton Goldi ("Goldi") provides for 3,226,000 shares of common stock of the Company to be issued to Goldi, and (vi) Associates Consulting, Inc. ("ACI") provides for 4,375,000 shares of common stock of the Company to be issued to Richard Scardigli. Shares being issued pursuant to the Consulting Agreements are being issued in exchange for consulting services. The consultants receiving shares of common stock of the Company pursuant to the Consulting Agreements shall be referred to herein as the "Consultants". The general nature and purpose of the Consulting Agreements are to provide for business management, technology/software, accounting and financial consulting services for the Company and, at the same time, compensate the Consultants for said consulting services. The terms of each of the Consulting Agreements range from six (6) months to one (1) year (see the "Exhibits" attached hereto). The Consulting Agreements may be renewed only by the mutual written agreement of the Parties. The Consulting Agreements may be terminated at any time by the Company or the Consultants by providing written notice to the other party. The Consulting Agreements qualify as Employee Benefit Plans as defined under Rule 405 of Regulation C.

(1) The employment agreement (the "Romero Employment Agreement") between Victor Romero ("Romero") and the Company provides for services to be rendered by Romero to the Company as President and Chief Operating Officer. The Company has chosen to compensate Romero for services rendered, in part, by issuing 2,586,000 shares of the Company's common stock in lieu of the cash compensation called for in the Romero Employment Agreement, all of which are being registered herein. The general nature and purpose of the Romero Employment Agreement is to provide for executive officer services for the Company and, at the same time, compensate Romero for said services. The Romero Employment Agreement is "at will". The Romero Employment Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(1) The employment agreement (the "Vidal Employment Agreement") between Moshe Vidal ("Vidal") and the Company provides for services to be rendered by Vidal to the Company as Vice President of Wireless Business Development. The Company has chosen to compensate Vidal for services to be rendered in the future, in part, by issuing 2,500,000 shares of the Company's common stock, all of which are being registered herein. The general nature and purpose of the Vidal Employment Agreement is to provide for wireless technology business development for the Company and, at the same time, compensate Vidal for said services. The Vidal Employment Agreement is has a term of one (1) year, which term shall renew automatically for an additional year unless written notice is provided by the Company or Vidal of their intention to terminate the agreement. The Vidal Employment Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.


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

(2) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457. On January 27, 2004, the fair market value of the Company's common stock, determined from its closing price on the Over-the-Counter Bulletin Board was $0.025 per share. On this basis, the maximum aggregate offering price for the shares being registered hereunder is $1,067,825, and this is the basis for computing the filing fee in accordance with Rule 457(h) and at a rate of the aggregate offering price multiplied by ..00012670.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated by reference in this registration statement: (i) the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended September 30, 2003, (ii) the Company's periodic reports on Form 8-K, as amended, filed January 23, 2004 and November 12, 2003, and (iii) the Company's Form 10-SB registration statement, as amended, filed June 15, 1999. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The Otto Law Group, PLLC, who has prepared this Registration Statement and the opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, has represented the Registrant in the past on certain legal matters. Mr. Otto is the beneficial owner of approximately 8,500,000 shares of common stock of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.751 of the Nevada General Corporation Law generally allows the Registrant to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise. The Registrant may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any such amounts if it is later determined that such person was not entitled to be indemnified by the Registrant.

ITEM 8. EXHIBITS

The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


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

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Campbell, California, on this 27th day of January, 2004.

                                        REALITY WIRELESS NETWORKS, INC.
                                        (Name of Registrant)


Date: January 27, 2004                  By: /s/
                                           -------------------------------------
                                           Victor Romero
                                           President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                 SIGNATURE                      TITLE                                           DATE
                 ---------                      -----                                           ----
/s/                                             Director, Acting Principal Executive and        1/27/04
-----------------------------------------       Financial Officer
              Victor Romero


/s/                                             Director                                        1/27/04
-----------------------------------------
              Terry Byrne


/s/                                             Director                                        1/27/04
-----------------------------------------
              Brent Haines

                                INDEX TO EXHIBITS

Number                   Description                                       Page
------                   -----------                                       ----

4.1   Engagement Agreement with The Otto Law Group, PLLC

4.2 Amendment No. 2 to Consulting Services Agreement between Kevin Evans and Reality Wireless Networks, Inc.

4.3 Consulting Services Agreement between Kevin Evans and Reality Wireless Networks, Inc. (incorporated by reference from
      Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 3, 2003)

4.4 Consulting Services Agreement between Darla Sapone and Reality Wireless Networks, Inc.

4.5   Consulting Services Agreement between I-Element, Inc. and
      Reality Wireless Networks, Inc.

4.6 Consulting Services Agreement between Jeff Wilson and Reality Wireless Networks, Inc.

4.7 Consulting Services Agreement between Burton Goldi and Reality Wireless Networks, Inc.

4.8 Consulting Services Agreement between Associates Consulting, Inc. and Reality Wireless Networks, Inc.

4.9   Employment Agreement between Moshe Vidal and Reality Wireless
      Networks, Inc.

4.10 Employment Agreement between Victor Romero and Reality Wireless Networks, Inc. (incorporated by reference from Registration
      Statement on Form S-8 filed with the Commission on July 10,
      2003)

5     Opinion of The Otto Law Group PLLC

23.1  Consent of The Otto Law Group, PLLC (contained in exhibit 5)

23.2  Consent of Malone & Bailey, PLLC


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